UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Gates Industrial Corporation plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on May 14, 2020 for Gates Industrial Corporation plc. This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/GTES. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below. Under the rules of the U.S. Securities and Exchange Commission and the U.K. Companies Act 2006, you are receiving this notice that the Proxy Materials for the Annual General Meeting of Shareholders are available on the internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the Annual General Meeting of Shareholders are as set forth on the reverse side. Your vote is important and we need your participation! Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 4, 2020 For a Convenient Way to VIEW Proxy Materials _ and _ VOTE Online go to: www.proxydocs.com/GTES Proxy Materials Available to View or Receive: 1. Proxy Statement 2. Annual Report Printed materials may be requested by one of the following methods provided any such requests are made on or before May 4, 2020. * Follow the instructions to login and order a copy of the annual general meeting materials and submit your preference for email or paper delivery of future meeting materials. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material. State in the email that you want a paper copy of the Proxy Materials. You can also state your preference for email or paper delivery of future meeting materials. You must use the 12 digit control number located in the shaded gray box below. ACCOUNT NO. ORDINARY SHARES This communication presents only an overview of the more complete Proxy Materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the Proxy Materials before voting. The Proxy Materials are available as indicated above. When you go online, you also can help the environment by consenting to receive electronic delivery of future materials. *E-MAIL paper@investorelections.com TELEPHONE (855) 668-4182 INTERNET www.investorelections.com/GTES

Company Notice of Annual General Meeting of Shareholders Date: Time: Place: Thursday, May 14, 2020 10:00 a.m. (Mountain Time) Virtual: www.proxydocs.com/GTES The purpose of the Annual General Meeting of Shareholders is to take action on the proposals listed below. The Board of Directors recommends that you vote “FOR” each of the nominees listed in proposal 1 and “FOR” proposals 2, 3, 4, 5, and 6. 1. Election of Directors. Nominees 01 James W. Ireland, III 02 Ivo Jurek 03 Julia C. Kahr 04 Terry Klebe 05 Stephanie K. Mains 06 Wilson S. Neely 07 Neil P. Simpkins 2. 3. 4. To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers. To approve, on an advisory basis, the Directors’ Remuneration Report in accordance with the requirements of the U.K. Companies Act 2006. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending January 2, 2021. To re-appoint Deloitte LLP as the Company’s U.K. statutory auditor under the U.K. Companies Act 2006. To authorize the Audit Committee of the Board of Directors to determine the remuneration of Deloitte LLP in its capacity as the Company’s U.K. statutory auditor. 5. 6. **Only shareholders of record of ordinary shares of Gates Industrial Corporation plc as of March 20, 2020 may vote at the Annual General Meeting of Shareholders and any adjournment thereof.** Directions to attend the Gates Industrial Corporation plc virtual Annual General Meeting of Shareholders can be found at www.proxydocs/GTES. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS DOCUMENT. To vote your shares you must vote online or request a paper copy of the Proxy Materials to receive a proxy card. If you wish to attend the virtual Annual General Meeting of Shareholders, you must register in advance prior to the deadline of May 7, 2020 at 3:00 p.m. (Mountain Time). Please visit www.proxydocs.com/GTES to register. There will be no physical meeting location. Regardless of whether you plan to attend, we encourage you to vote your shares as promptly as possible. This is not the official notice of the Annual General Meeting of Shareholders for purposes of the U.K. Companies Act 2006. The official notice is contained in the Proxy Materials. To order a copy of the Proxy Materials, including the proxy card, and select a future delivery preference, see the reverse side.